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                                                                    EXHIBIT 10.7

                          INDUSTRIAL REAL ESTATE LEASE
                                  (BUILDING 1)

DATED:  September 10, 1996

ARTICLE ONE:  BASIC TERMS

         This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

         Section 1.01. LANDLORD: WASHINGTON CAPITAL MANAGEMENT, INC., as Investment Manager for Locals 302 and 612, International Union of Operating Engineers - Employers Construction Industry Retirement Fund. Address of
Landlord: 1301 5th Avenue, Suite 3636, Seattle, WA 98101.

         Section 1.02. TENANT: SeaMED Corporation, a Delaware corporation. Address of Tenant: 14560 N.E. 87th Street, Redmond, WA 98052.

         Section 1.03. PREMISES: The "Premises" shall be the building (the "Building") to be constructed pursuant to the provisions of Exhibit B. The Building will be located on a portion or the real property described on Exhibit A, which portion is shown on Exhibit A-1 (which portion, together with all improvements now or hereafter located thereon is referred to as the "Property"). The second floor of the Building shall also be known as the "Expansion Space."

         Section 1.04. COMMON AREAS. Tenant shall have the non-exclusive right to use the Common Areas as described in Section 6.03.

         Section 1.05. LEASE TERM: 10 years commencing (the "Commencement Date") on the date Landlord obtains a certificate of occupancy for the Building. If the Commencement Date has not occurred within 90 days after May 1, 1997, then unless the delay is caused by force majeure (see Section 13.13), then Tenant may terminate this Lease by written notice to Landlord.

         Section 1.06. TENANT'S SHARE OF COMMON EXPENSES: 100%.

         Section 1.07. PERMITTED USES: (See Article Six) Design, manufacturing and distribution of medical and commercial equipment and general office uses and for no other purpose.

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         Section 1.08. BROKERS: (See Article Fifteen) Landlord's Broker:
Trammell Crow NW, Inc. Tenant's Broker: Kidder, Mathews & Segner, Inc.

         Section 1.09. SECURITY DEPOSIT:  (See Section 3.02)  $50,000.

         Section 1.10. RENT AND OTHER CHARGES PAYABLE BY TENANT:

         (a) BASE RENT: From the Commencement Date until 9 months after the Commencement Date, the monthly Base Rent shall be $28,500. From that date until the date which is 3 years after the Commencement Date, the monthly Base Rent shall be $57,000. Thereafter, the monthly Base Rent shall be $63,000 for years 4-6 of the Lease Term; $69,000 for years 7-9 of the Lease Term; and $75,000 for year 10 of the Lease Term.

         (b) OTHER PERIODIC PAYMENTS: (i) Common Expenses (see Section 4.01); and (ii) Utilities (see Section 4.04).

         Section 1.11. TENANT IMPROVEMENTS. See Exhibit B.

         Section 1.12. EXHIBITS. The following Exhibits are attached to and made a part of this Lease: Exhibits A (Description of Property), and B (Landlord's
Work) and C (Tenant's Party in Interest Certificate).


ARTICLE TWO:  LEASE TERM

         Section 2.01. LEASE OF PREMISES FOR LEASE TERM. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term stated in Section 1.05 above. Notwithstanding the foregoing, if Landlord does not commence construction on the Property on or before November 1, 1996, then Tenant shall have the right to terminate this Lease by written notice to Landlord accompanied by payment of the termination fee. The termination fee shall be 50% of all out-of-pocket architectural costs incurred by Landlord in connection with the Property, provided that the termination fee shall not exceed $25,000.

         Section 2.02. EARLY OCCUPANCY. Landlord will permit Tenant to enter the Premises during the final phases of the tenant improvement work to begin installing its fixtures and equipment, provided that Tenant shall at all times cooperate with Landlord and provided that such installations do not interfere with or delay Landlord's Work (as defined in Exhibit B). Tenant's presence on the Premises shall be subject to all of the provisions of this Lease, but excluding the payment of Base Rent and Other Periodic Payments.

         Section 2.03.  OPTIONS TO EXTEND.

         (a) Provided that Tenant is not in default at the time of exercise or at commencement of the extended term, and otherwise has timely cured all defaults, then Tenant shall have 2 consecutive options to extend the Lease term for 5 years each (each, an "Extended Term"). In order to exercise such options, Tenant shall provide written notice ("Notice of Exercise") to

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Landlord of its election no later than 6 months before the end of the initial lease term (or first Extended Term). The exercise of such options to extend shall be for the entire Premises and shall be on the same terms and conditions as set forth in the Lease except the Base Rent shall be adjusted as set forth in Paragraph (b) below. The options provided in this Section 2.03 are personal to Tenant and may not be exercised by any assignee or sublessee.

         (b) If Tenant exercises an extension right pursuant to Paragraph (a) above, the initial Base Rent and the periodic increases for the applicable Extended Term shall be equal to the market rent for a 5 year term for comparable space ("Fair Market Rent Schedule") but in no event shall the initial Base Rent be less than the Base Rent paid in Year 10 of the Lease Term (for the first Extended Term) or the Base Rent paid in Year 5 of the first Extended Term (for the second Extended Term). Tenant's estimation of the Fair Market Rent Schedule shall be included with Tenant's option exercise notice. Landlord shall give Tenant notice of Landlord's estimation of Fair Market Rent Schedule ("Landlord's Value Notice") by the later of 20 days after receipt of Tenant's exercise notice or 6 months before the end of the initial Lease Term or first Extended Term, as the case may be. If there is a disagreement on the Fair Market Rent Schedule, the parties shall promptly meet to attempt to resolve their differences. If the differences are not resolved then either party may apply for arbitration in accordance with the below paragraphs.

         If neither party applies for arbitration within 10 business days after receipt by Tenant of Landlord's Value Notice, Tenant shall be bound to the Fair Market Rent Schedule stated in Landlord's Value Notice. Should either party elect to arbitrate, and if the arbitration is not concluded before the commencement of the applicable Extended Term, Tenant shall pay Monthly Base Rent to Landlord in an amount equal to the Fair Market Rent Schedule set forth in Landlord's Value Notice, until the Fair Market Rent Schedule is determined in accordance with the arbitration provisions hereof. If the Fair Market Rent Schedule as determined by arbitration differs from that stated in Landlord's Value Notice, then any adjustment required to correct the amount previously paid by Tenant shall be made by payment by the appropriate party within 30 days after the determination of Fair Market Rent Schedule by arbitration has been concluded, as provided herein. Tenant shall be obligated to make payment during the entire Extended Term of the Monthly Base Rent determined in accordance with the arbitration procedures hereunder.

         (c) If either party seeks arbitration of Fair Market Rent Schedule under the provisions hereof for the applicable Extended Term, the other party shall be bound to submit the matter for determination by arbitration. The arbitration shall be conducted and determined in the county where the Property is located.

         (d) A party demanding arbitration hereunder shall make its demand in writing ("Demand Notice") within 10 business days after service of Landlord's Value Notice. A copy of the Demand Notice shall be sent to the President of the Real Estate Board for the county in which the Property is located. If there is no Real Estate Board President in the county in which the Property is located, then a copy of the Demand Notice shall be sent to the Presiding Judge of the highest trial court in such county for the state in which the Property is located. The Board President, or Presiding Judge, whichever is applicable, is hereinafter referred to as the "Appointer." The Appointer, acting in his personal, private capacity, shall appoint within 10 days thereafter a real estate broker with at least 7 years' experience leasing property in the same county for the general type of use to

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which the Property is devoted under the terms of this Lease. The arbitrator shall be a person who would be qualified to serve as an expert witness and to give opinion testimony addressed to the issue in a court of competent jurisdiction. Such a party is hereinafter referred to as the "Arbitrator." The parties may, however, before sending the Demand Notice to the Appointer, mutually agree upon an Arbitrator of their own choice, in which event such appointment shall nullify the necessity of appointment of an Arbitrator by an Appointer.

         (e) The Arbitrator so selected, within 90 days after appointment, shall determine whether Landlord's valuation, or Tenant's valuation of Fair Market Rent Schedule most closely approximates the Arbitrator's and shall provide written notice of the decision to the parties. The Arbitrator is strictly limited to the selection of Landlord's Fair Market Rent Schedule evaluation as stated in Landlord's Value Notice or Tenant's Fair Market Rent Schedule evaluation as stated in the Notice of Exercise. The Arbitrator shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rent Schedule, but any such consultation shall be made in the presence of both parties with full right to cross examine. The Arbitrator shall have no right to propose a middle ground or any modification of either of the proposed valuations, and shall have no power to modify the provisions of this Lease. The evaluation so chosen as most closely approximating that of the Arbitrator shall constitute the decision of the Arbitrator and shall be final and binding upon the parties, absent fraud or gross error. The Arbitrator shall render a decision and award in writing, with counterpart copies to each party and judgment thereon may be entered in any court of competent jurisdiction.

         (f) If the Arbitrator fails, refuses or is unable to act in a timely manner, a successor shall be appointed in the same manner as such Arbitrator was first chosen hereunder, if such Arbitrator was chosen by an Appointer. If chosen by mutual agreement, the parties shall, in this succeeding instance, choose the Arbitrator through means of the procedure for the Appointer. The fees and expenses of the Arbitrator and the administrative hearing fee, if any, shall be divided equally between the parties. Each party shall bear its own attorneys' fees and the other expenses including fees for witnesses in presenting evidence to the Arbitrator.

         Section 2.04. HOLDING OVER. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by 50% if Tenant does not have Landlord's written consent to holdover.


ARTICLE THREE:  BASE RENT

         Section 3.01. TIME AND MANNER OF PAYMENT. Commencing on the Commencement Date and continuing on the first day of each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be

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payable at Landlord's address set forth in Section 1.01 or at such other place as Landlord may designate in writing.

         Section 3.02. SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit specified in Section
1.09. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its original amount within 10 days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. The Security Deposit shall be commingled with Landlord's other funds and shall not bear interest.

         Section 3.03. TERMINATION: ADVANCE PAYMENTS. Upon termination of this Lease under Article Eight (Damage or Destruction), Article Nine (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Premises in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord which apply to any time periods after termination of the Lease.



ARTICLE FOUR:  COMMON EXPENSES

         Section 4.01 DEFINITIONS. The following terms shall have the following meanings:

         Common Expenses. All costs incurred by Landlord in connection with the Property including payroll costs, insurance, utilities, Real Property Taxes, repairs, operation, maintenance and replacements and any other expenses which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, managing (not to exceed 3% of Base Rent), operating, owning, or repairing the Property excluding (i) initial leasing costs including tenant improvements and leasing commissions for other tenants; and
(ii) costs of any special services rendered to individual tenants for which a special charge is collected, together with an amount equal to 10% of the total thereof as compensation to Landlord for administrative services. Common Expenses shall include amortization (including interest at the rate incurred by Landlord in connection therewith) of repairs and improvements to the Property which are capitalized.

         Real Property Taxes: All taxes, governmental charges and assessments levied on the Property, or any improvements, fixtures and equipment and all other property of Landlord, real or personal, used in the operation of the Property; any taxes in addition to or in lieu of, in whole or in part, such taxes; any tax upon leasing or rents of the Property; any other governmental charge such as payments for transit or carpooling or environmental facilities; and all costs and expenses incurred by Landlord in connection with the attempt to reduce any of the foregoing, whether by negotiation or contest. Real Property Taxes shall not include any franchise or state income tax, inheritance tax, estate tax, business and occupation tax, or other similar tax, and do not include any late payment penalties if Tenant has paid the amounts due under
Section 4.02(a) as and when due.

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         Section 4.02 PAYMENT OF TENANT'S SHARE. Commencing on the Commencement
Date and continuing until the earlier of (a) 9 months after the Commencement Date, or (b) the date Tenant occupies any portion of the Expansion Space for any purpose, including storage (the "Initial Period"), Tenant shall pay -1/2 of Tenant's Share of Common Expenses. Commencing at the end of the Initial Period, Tenant shall pay to Landlord, Tenant's Share of Common Expenses. Tenant's Share of Common Expenses for any portion of a year at the beginning or end of the Term and at the end of the Initial Period shall be prorated. Tenant's Share of Common Expenses shall be paid in estimated monthly installments on the first day of each month of the Lease Term in an amount specified by Landlord. Landlord may at any time revise the estimate by notice to Tenant and subsequent payments shall be based upon the new estimate. Within 90 days after the close of each year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement with the total amount of Tenant's Share of Common Expenses for the prior year, and there shall be a final adjustment between Landlord and Tenant with Tenant paying Landlord any amount due Landlord and any amount due Tenant shall be credited to the next amounts due Landlord, or if the Lease has terminated or expired, such amount shall be credited against any amounts still due Landlord and the balance shall be refunded to Tenant.

         Section 4.03 PERSONAL PROPERTY TAXES. Tenant shall pay, prior to delinquency, all personal property taxes on Tenant's property.

         Section 4.04. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. Any utilities which are not separately metered shall be (a) allocated between the users by Landlord and paid within 10 days after receipt of Landlord's invoice or, at Landlord's election, or (b) included in Common Expenses.

         Section 4.05. ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent". Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "Rent" shall mean Base Rent and Additional Rent.

         Section 4.06. LATE CHARGES. Tenant's failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any financing on the Property. If Landlord does not receive any Rent payment within 10 days after it becomes due, Tenant shall pay Landlord a late charge equal to 10% of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

         Section 4.07. INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of 6% per annum over the prime rate of interest, as announced by Seattle First National Bank or its successors, from the due date of such amount. However, interest shall not be payable on late charges to be paid by

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Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.


ARTICLE FIVE: INSURANCE.

         Section 5.01 TENANT'S INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Landlord and Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises and common areas. Tenant shall name Landlord as an additional insured under such policy. The initial minimum coverage for the liability insurance shall be $2,000,000 per occurrence and in the aggregate. During the Lease Term, Tenant shall also maintain fire and extended coverage insurance for Tenant's property to their full replacement cost. Landlord may increase the minimum levels and types of insurance required to be carried by Tenant periodically based upon inflation, increased liability awards, recommendations of Landlord's professional insurance advisers, lender requirements and other relevant factors, so long as such changes are commercially reasonable. The liability insurance obtained by Tenant under this
Section 5.01 shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 6.06, if the matters giving rise to the indemnity under Section 6.06 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease.

         Section 5.02 LANDLORD'S INSURANCE. As part of Common Expenses, Landlord shall maintain (a) policies of insurance covering loss of or damage to the Property, including flood and earthquake insurance if required by any lender holding a security interest in the Property; (b) commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property; and (c) a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus the estimate of Tenant's Share of Common Expenses real property taxes and insurance premiums. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant in the Premises. Common Expenses shall include any deductible amount under insurance policies maintained pursuant to this Section 5.02, other than Landlord's liability insurance policy. Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

         Section 5.03  GENERAL INSURANCE PROVISIONS.

                  (i) Before Tenant enters the Property to begin installing fixtures and equipment or to store any items, Tenant shall deliver to Landlord a copy of any policies of insurance which Tenant is required to maintain under this Article Five. At least 30 days prior to the expiration of any such policy, Tenant shall deliver to Landlord a

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         renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Article Five is in full force and effect and containing such other information which Landlord reasonably requires.

                  (ii) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than 30 day's written notice prior to any cancellation or modification of such coverage.

                  (iii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, and Tenant shall reimburse Landlord for the cost of such insurance within 15 days after receipt of an invoice from Landlord.

                  (iv) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" reasonably of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide" or such other rating as is required by a lender on the Property. Landlord and Tenant acknowledge that the insurance markets are rapidly changing and that insurance in the form and amounts described in this Article Five may not be available in the future. If that situation occurs, the parties agree to work together in good faith to determine types and levels of coverage which will provide sufficient protection for the interests of Landlord and any lender on the Property. Landlord makes no representation as to the adequacy of such insurance to protect Tenant's interests and Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

                  (v) Unless prohibited under any applicable insurance policies, Landlord and Tenant each hereby waive any and all rights of subrogation. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.


ARTICLE SIX:  USE OF PROPERTY

         Section 6.01. PERMITTED USES. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.07 above.

         Section 6.02. MANNER OF USE. Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants or Landlord, or which constitutes a nuisance or waste. Landlord shall be responsible for obtaining a Certificate of Occupancy for the Premises at the conclusion of the construction, except to the extent that issuance of such certificate is delayed or withheld on the basis of work which is not included in Landlord's Work.

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         Tenant, at its own expense, shall obtain and pay for all permits related to its business and/or its specific use of the Premises, for example, racking permits. Tenant shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises and Common Areas, including the Occupational Safety and Health Act. There shall be no "vehicle maintenance" performed on the Premises or Common Areas, except as permitted otherwise by separate agreements with Landlord.

         Section 6.03. COMMON AREAS: Landlord shall make available from time to time such "common areas" as Landlord deems appropriate (the "Common Areas"). As part of Common Expenses (as defined in Article Four) Landlord is responsible for operating and maintaining the Common Areas and Landlord may change the size, location, nature and use of any Common Areas. Tenant has the nonexclusive right to use those Common Areas which from time to time are designated for such use by Landlord, subject to any rules Landlord may impose. Landlord may close temporarily any Common Areas to make repairs or changes or to prevent the acquisition of public rights in such areas.

         Section 6.04. HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste, including any substances included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local regulations, including without limitation petroleum-based products, asbestos, PCBs and similar compounds. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises except in complete compliance with all applicable laws and regulations. In no event, however, shall the installation or use of any storage tanks be permitted on the Property. Tenant shall dispose of any residue through authorized disposal companies. Simultaneously with Tenant's filing of any reports with or delivery of any notices or other information to any governmental entity regarding Hazardous Materials, Tenant shall provide a copy of that report, notice or information to Landlord.

         Section 6.05. SIGNS AND AUCTIONS. Tenant shall not place any signs on the Property or within the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property or within the Premises.

         Section 6.06. INDEMNITY. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Premises; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises, including any contamination of the Property or any other property caused or permitted by Tenant; or (c) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a

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material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in clauses (a), (b) and (c) of the first sentence of this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

         Section 6.07. LANDLORD'S ACCESS. Landlord or its agents may enter the Premises to show the Premises to potential buyers, lenders, investors, tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with this Lease and applicable law; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of emergency. Landlord may place customary "For Sale" or "For Lease" signs within the windows of the Premises.

         Section 6.08. QUIET POSSESSION. If Tenant pays the Rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease.


ARTICLE SEVEN:  CONDITION OF PROPERTY:  MAINTENANCE, REPAIRS AND
                ALTERATIONS

         Section 7.01. EXISTING CONDITIONS. Except as described in Exhibit B, Tenant accepts the Premises in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises and is not relying on any representations of Landlord or any broker with respect thereto.

         Section 7.02. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or from other sources or places; or (d) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section
7.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

         Section 7.03. LANDLORD'S OBLIGATIONS. Landlord, at its expense, shall maintain and repair the structural portions of the Building, including the floor slab, foundation and the

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structural portions of the roof and exterior walls. Landlord, as part of Common
Expenses, shall also maintain, repair and replace the other components of the Building and the Common Areas. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease due to the condition of the Property. If Landlord is also maintaining exterior areas of adjacent properties, the costs shall be allocated among the properties based on the building square footage of those properties.

         Section 7.04.  TENANT'S OBLIGATIONS.

         (a) Except as provided in Section 7.03, Article Eight (Damage or Destruction), and Article Nine (Condemnation), Tenant shall keep all portions of the Premises in good order, condition and repair, such as interior repainting and refinishing, as needed, and repairs to any of its fixtures or equipment not included in Landlord's Work. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Premises is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Premises which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

         (b) Tenant shall fulfill all of Tenant's obligations under this Section
7.04 at Tenant's sole expense. It is in the best interest of Landlord and Tenant for the Premises to be well maintained, with a clean and professional appearance. The parties agree that the determination of whether the Tenant has satisfied its repair and maintenance and replacement obligations shall be based on Landlord's commercially reasonable judgment. If Tenant fails to maintain, repair or replace the Premises as required by this Section 7.04, Landlord may, upon 10 days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

         Section 7.05.  ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

         (a) Tenant shall not make any alterations, additions or improvements to the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Landlord may condition its consent on various matters, including, without limitation, Tenant agreeing to remove the alterations and repair any resulting damage prior to the end of the Lease Term. Landlord may require Tenant to provide payment and performance bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 7.05(a) and restore the Premises to its condition prior to the unpermitted alteration upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

         (b) Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least 20 days' prior written notice of the commencement of any work on the Premises.

         Section 7.06. CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Eight (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements prior to the expiration of the Lease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; floor coverings; HVAC equipment; fencing or security gates; or other similar building operating equipment.


ARTICLE EIGHT:  DAMAGE OR DESTRUCTION

         Section 8.01.  PARTIAL DAMAGE.

         (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Building is only partially damaged (i.e., less than 25% of the value of the Building) and if the insurance proceeds received by Landlord are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage to Landlord's Work as soon as is reasonably possible, and Tenant shall repair any damage to Tenant's fixtures and equipment and any improvements installed by Tenant.

         (b) If (i) the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance or (ii) if the damage exceeds 25% of the value of the Building, then Landlord may elect either to (1) repair the damage to Landlord's Work as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (2) terminate this Lease. Landlord shall notify Tenant within 60 days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay to Landlord Tenant's Share of the "deductible amount" (if any) under Landlord's insurance policy and, if the damage was due to an act or omission of Tenant or Tenant's employees, agents, contractors or invitees, Tenant shall also pay to Landlord the difference between the actual cost of repair and any insurance proceeds received by Landlord.

         (c) If the damage to the Premises occurs during the last 6 months of the Lease Term, and such damage will require more than 30 days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within 30 days after Tenant's notice to Landlord of the occurrence of the damage.

         Section 8.02. TOTAL DESTRUCTION. If the Building or Premises are totally destroyed by any cause whatsoever, regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Building or Premises can be rebuilt within 6 months after the date of destruction, Landlord may elect to rebuild, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within 31 days after Tenant's notice of the occurrence of total destruction. If Landlord so elects, Landlord shall rebuild the Building or Premises, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

         Section 8.03. TENANT'S RIGHT TO TERMINATE. If (a) the Premises are damaged by casualty, and (b) the damage was not due to an act or omission of Tenant, it's agents or employees, and (c) the Landlord's reasonable estimate of the date that the repairs will be completed is more than 240 days from the date of the damage, then Tenant shall have the right to terminate this Lease by written notice to Landlord given within 30 days after Tenant's receipt of Landlord's estimate of the repair completion date. Similarly, if the repair is not sufficiently completed to allow Tenant to resume its operations in the Premises within 240 days after the date of the damage, Tenant shall have the right to terminate this Lease by 30 days written notice to Landlord if the Premises are not tenantable by the end of that 30 day period.


ARTICLE NINE:  CONDEMNATION

         If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than 20% of the floor area of the Premises is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession by delivering written notice to the other party within 10 days after receiving notice of such taking (or in the absence of such notice, within 10 days after the condemning authority take title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Premises. Any Condemnation award shall be distributed in the following order:
(a) first, to any ground
lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for the taking of or reduction of the value in the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall perform any necessary repairs to Landlord's Work to restore the Building to a complete unit. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or to make such repair at Landlord's expense. Landlord shall have exclusive authority to negotiate the Condemnation award and the exclusive authority to grant "possession" and use" to the condemning authority.


ARTICLE TEN:  ASSIGNMENT AND SUBLETTING

         Section 10.01. LANDLORD'S CONSENT REQUIRED. No portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent except as provided in Section 10.02 below. Landlord has the right to grant or withhold its consent as provided in Section 10.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease.

         Section 10.02. TENANT AFFILIATE. Tenant may Lease or sublease the Premises, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant Affiliate") but such sublease or assignment shall not release Tenant from its obligations under this Lease. In such case, any Tenant Affiliate shall assume in writing all of Tenant's obligations under this Lease.

         Section 10.03. ENTITY TRANSFERS. The cumulative (i.e. in one or more sales or transfers, by operation of law or otherwise) transfer of an aggregate of 50% or more of the ownership interests, including by creation or issuance of new ownership interests, in an entity which is (i) Tenant, (ii) an assignee of Tenant, or (iii) any entity which is a general partner in a general or limited partnership which is Tenant or assignee of this Lease; (except as the result of transfers by gift or inheritance), shall be deemed a transfer of this Lease and shall be subject to the provisions of Section 10.01. For the purpose of this Article Ten, any entity which has undergone any of the changes described in this
Section 10.03 shall be deemed to be a Transferee. The two immediately preceding sentences, however, shall not be applicable to any tenant corporation the outstanding voting stock of which is listed on a national securities exchange actively traded "over the counter."

         Section 10.04. NO RELEASE OF TENANT. No transfer permitted by this Article Ten, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Article Ten. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant of its liability under this Lease.

         Section 10.05. LANDLORD'S CONSENT. Tenant's request for consent to any transfer shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, specific proposed use of the Premises, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord will not unreasonably withhold its consent, except based on the following factors: (i) the net worth, creditworthiness and financial reputation of the proposed assignee or subtenant; (ii) the expected impact of the proposed assignee or sublessee on the common facilities; (iii) any requested change in the terms of this Lease, including a change in permitted use, and (iv) whether the presence of the proposed assignee or sublessee would cause a diminuition in the reputation of the Building or Property of which the Premises is a part.

         Section 10.06. NO MERGER. No merger shall result from Tenant's sublease of the Premises under this Article Ten, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

         Section 10.07 ASSIGNMENT / SUBLETTING INCOME. 50% of any amounts payable by an assignee to Tenant which exceed the Rent payable by Tenant hereunder, whether in the form of assignment fees or increased Base Rent or otherwise, shall be immediately paid on to Landlord as Additional Rent. 50% of any amounts payable by a sublessee which, on a per square foot basis, exceed the Rent due from Tenant hereunder shall be immediately paid on to Landlord.


ARTICLE ELEVEN:  DEFAULTS:  REMEDIES

         Section 11.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

         Section 11.02. DEFAULTS. Tenant shall be in material default under this
Lease:

         (a) If Tenant abandons the Premises or if Tenant's vacation of the Premises results in the cancellation of any insurance described in Article Five;

         (b) If Tenant fails to pay Rent or any other charge within 3 days after written notice from Landlord;

         (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of 15 days after written notice from Landlord; provided that, if more than 15 days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the 15 day period and thereafter diligently pursues its completion. However, the 15 day period shall not apply if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

         (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within 30 days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within 30 days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within 30 days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant under this Lease.

         Section 11.03. REMEDIES. On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

         (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate set forth in Section 4.07. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%. If Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Paragraph 11.03(a), or (ii) proceeding under Paragraph 11.03(b);

         (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due;

         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.


ARTICLE TWELVE:  PROTECTION OF LENDERS

         Section 12.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

         Section 12.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

         Section 12.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or document required by the lender to evidence any such attornment or subordination or agreement to do so; provided that Tenant's obligations under this Lease not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. If Tenant fails to do so within 10 days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

         Section 12.04.  ESTOPPEL CERTIFICATES.

         (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the following information to Landlord and any other entity Landlord requests: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within 10 days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

         (b) If Tenant does not deliver such statement to Landlord within such 10 day period, (a) Tenant shall be subject to a liquidated damages charge of $100 per day of delay in delivering it and (b) Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

         Section 12.05. TENANT'S FINANCIAL CONDITION. Within 20 days after written request from Landlord, but not more often than once per year, Tenant shall deliver to Landlord Tenant's most recent financial statements and tax returns to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property and copies of Tenant's current federal income tax returns. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements and tax returns shall be confidential and shall be used only for the purposes set forth in this Lease.


ARTICLE THIRTEEN:  LEGAL COSTS

         Section 13.01. LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

         Section 13.02. COSTS AND ATTORNEYS' FEES. In the event of litigation between the parties hereto, declaratory or otherwise to enforce this Lease, the non-prevailing party shall pay the costs thereof and attorneys' fees actually incurred by the prevailing party, in such suit, at trial and on appeal. In addition, if Landlord engages counsel to enforce the terms of this Lease, including without limitation, for the purpose of preparing a delinquency notice, Tenant shall be required to reimburse Landlord for all costs incurred before the subject default is considered cured.

         Section 13.03. LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees and other out-of-pocket costs incurred in connection with Tenant's request for Landlord's consent under Article Ten (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.


ARTICLE FOURTEEN:  MISCELLANEOUS PROVISIONS

         Section 14.01.  LANDLORD'S LIABILITY; CERTAIN DUTIES.

         (a) The Landlord is the Fiduciary Account described in Section 1.01. All references to Landlord are to this Fiduciary Account. Tenant acknowledges and agrees that Washington Capital Management, Inc. is the investment manager only and therefore Tenant shall have no claim against Washington Capital Management or any of its agents or employees for matters related to this Lease.

         (b) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any

Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

         (c) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address has been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than 30 days to cure, Landlord shall not be in default if such cure is commenced within such 30 day period and thereafter diligently pursued to completion.

         (d) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders, members, officers or other principals shall have any personal liability under this Lease.

         Section 14.02. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

         Section 14.03. INTERPRETATION. The captions of Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms and provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

         Section 14.04. INCORPORATION OF PRIOR AGREEMENTS: MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         Section 14.05. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.02 above, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.01 above. All notices shall be effective upon either delivery or 3 days after mailing in the manner described above. Either party may change its notice address upon written notice to the other party.

         Section 14.06. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provisions of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         Section 14.07. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

         Section 14.08. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligations to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         Section 14.09. AUTHORITY. Each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the Tenant entity.

         Section 14.10. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         Section 14.11. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

         Section 14.12. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

         Section 14.13. FORCE MAJEURE. As used in this Lease, "force majeure" shall mean that a party is delayed in performing an obligation hereunder (other than the payment of money) by circumstances beyond that party's reasonable control, including without limitation, strikes, embargoes, acts of God and war.

         Section 14.14. ERISA CONTINGENCY. This Lease is contingent upon Tenant executing Exhibit C to this Lease and taking any other actions requested by Landlord to verify that this Lease is not a prohibited transaction under ERISA. Landlord will rely on the statements by Tenant contained in Exhibit C in agreeing to enter into this Lease. As a result, if Landlord later learns that any of the statements by Tenant on Exhibit C are not correct, then (a) it shall be deemed an incurable default by Tenant under the Lease and Landlord may immediately terminate this Lease by notice to Tenant and Landlord shall be entitled to collect the damages described in Section 16, and (b) Tenant shall indemnify, defend and hold Landlord harmless from any and all damages, costs, or liabilities incurred by Landlord in connection with the false statements.


ARTICLE FIFTEEN:  BROKERS

         Section 15.01 BROKER'S FEE. Landlord shall be responsible for the commission due to Landlord's Broker and Tenant's Broker. Landlord's Broker hereby discloses to Landlord and Tenant and Landlord and Tenant hereby consent to Landlord's Broker acting in this transaction as the agent of Landlord only.

         Section 15.02. NO OTHER BROKERS. Tenant represents and warrants to Landlord that the brokers named in Section 1.08 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Premises.


ARTICLE SIXTEEN:  UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

         Section 16.01 GRANT TO LANDLORD. This Lease constitutes a security agreement pursuant to the Uniform Commercial Code with respect to:

              (a) Any of the property in the Premises which, under applicable law, is not real property or effectively made part of the real property by the provisions of this Lease; and

              (b) All fixtures and equipment now or hereafter located on the Premises.

              Tenant hereby grants Landlord a security interest in all property described in clauses (a) and (b) above (collectively, the "Personal Property").

         Section 16.02 LANDLORD'S RIGHTS AND REMEDIES. With respect to the Personal Property, Landlord has all of the rights and remedies (i) of a secured party under the Uniform Commercial Code, (ii) provided herein, including without limitation the right to cause the Personal Property to be sold, and (iii) as provided by law. In exercising its remedies, Landlord may proceed against the items of real property and any items of Personal Property, separately or together, and in any order whatsoever, without in any way affecting the availability of Landlord's remedies. Upon demand by Landlord following a default hereunder, Tenant will assemble any items of Personal Property and make them available to Landlord at the Property, a place which is hereby deemed to be reasonably convenient to both parties. Landlord shall give Tenant at least 5 days' prior written notice of the time and place of any public sale or disposition of the Personal Property or of the time of or after which any private sale or any other intended disposition is to be made. Any person permitted by law to purchase at any such sale may do so. Such property may be sold at any one or more public or private sales as permitted by applicable law. All expenses incurred in realizing on the Personal Property shall be borne by Tenant.

         Section 16.03 FINANCING STATEMENT. At Landlord's request, Tenant shall execute and deliver to Landlord UCC-1 and UCC-2 Financing Statements for filing and recording and such other documents as Landlord requests for perfecting the security interest granted by this Article.

         Section 16.04 PRIORITY. Tenant warrants that Landlord's security interest in the Personal Property shall be junior only to purchase money financing on the Personal Property.

                                 "LANDLORD"

                                 WASHINGTON CAPITAL MANAGEMENT,
                                                   INC.,
                                 As Investment Manager for Locals 302 and 612, International Union of Operating Engineers - Employers Construction Industry Retirement Fund


                                 By: /s/ Michael S. Barnes
                                    --------------------------------------------
                                              Michael Barnes

                                   Its  VP & Principal
                                       -----------------------------------------

                                 "TENANT"

                                 SeaMED CORPORATION,
                                 a Delaware corporation



                                 By: /s/  Don Rich
                                    --------------------------------------------
                                 Its    V.P. of Operations
                                     -------------------------------------------

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )

              I certify that I know or have satisfactory evidence that Michael Barnes is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the VP and Principal of WASHINGTON CAPITAL MANAGEMENT, INC., as Investment Manager for Locals 302 and 612, International Union of Operating Engineers Employers Construction Industry Retirement Fund to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

              Dated:  9/11/96             .
                    ----------------------

                                            /s/  Brian A. Guenther
                                            ------------------------------------
                                            (Signature of Notary Public)

                                                 Brian A. Guenther
                                            ------------------------------------
                                            (Printed Name of Notary Public)

                                            My Appointment expires  4/23/00
                                                                  --------------

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )

              I certify that I know or have satisfactory evidence that Don Rich is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the Vice President of SeaMED Corporation, a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.

              Dated: 9/4/96.

                                            /s/  William C. Neil
                                            ------------------------------------
                                            (Signature of Notary Public)

                                                 William C. Neil
                                            ------------------------------------
                                            (Printed Name of Notary Public)

                                            My Appointment expires  1/18/97
                                                                  --------------